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                                                                       EXHIBIT 5

[KPMG LOGO]

            KPMG LLP                                 Telephone   (604) 691-3000
            CHARTERED ACCOUNTANTS                    Fax         (604) 691-3031
            PO Box 10426  777 Dunsmuir Street        Internet    www.kpmg.ca
            Vancouver BC  V7K 1K3
            Canada


                   CONSENT OF INDEPENDENT REGISTERED
                        PUBLIC ACCOUNTING FIRM

The Board of Directors
ID Biomedical Corporation


We consent to the use of our auditor's report and our additional comments for U.S. readers on Canada - U.S. reporting differences related to the change in accounting principle, both dated February 24, 2005, except for note 23(b), which is as of March 3, 2005, included in this annual report on Form 40-F.


KPMG LLP (SIGNED)



Chartered Accountants

Vancouver, Canada
March 3, 2005